REAVES UTILITY INCOME FUND 8-K

Exhibit 1.2

REAVES UTILITY INCOME FUND

AMENDMENT NO. 1 TO SUB-PLACEMENT AGENT AGREEMENT

February 6, 2024

This Amendment No. 1. (“Amendment”) is made in reference to the Sub-Placement Agent Agreement, dated September 19, 2022 (the “Sub-Placement Agent Agreement”), by and between UBS Securities LLC (“Agent”) and Paralel Distributors LLC (the “Distributor”), related to the engagement of the Agent by Manager as a sub-placement agent with respect to the initial offering of up to 8,000,000 shares of beneficial interest, no par value, to be issued and sold by the Reaves Utility Income Fund (the “Fund”) in registered at-the-market offerings. The Parties agree as follows:

A.    Amendments to Sub-Placement Agent Agreement. The Sub-Placement Agent Agreement is amended as follows, effective as of the date hereof:

1.	The first full paragraph of the Sub-Placement Agent Agreement is deleted and replaced in its entirety with the following:

“From time to time Paralel Distributors LLC (the “Distributor”, “we” or “us”) will act as manager of registered at-the-market offerings by Reaves Utility Income Fund, a Delaware statutory trust (the “Fund”), of up to 16,065,000 shares (the “Shares”) of beneficial interest, no par value, of the Fund (the “Common Shares”). In the case of such offerings, the Fund has agreed with the Distributor to issue and sell through the Distributor, as sales agent and/or principal, the Shares (the “Distribution Agreement”).”

B.     No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

C.    Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

D.    Governing Law. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PARALEL DISTRIBUTORS INC.

/s/ Bradley Swenson
Bradley Swenson
Title: President

UBS Securities LLC

/s/ Saawan Pathange
Saawan Pathange
Managing Director

/s/ YiLin Anderson
YiLin Anderson
Executive Director

[Signature Page to Amendment No. 1 to Sub-Placement Agent Agreement]

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